Exhibit 10.1

                            [Argan, Inc. Letterhead]

                                January 28, 2005

Mr. Kevin J. Thomas
c/o Vitarich Laboratories, Inc.
4365 Arnold Avenue
Naples, Florida 34104

      Re: Agreement and Plan of Merger dated as of August 31, 2004 By and Among Kevin J. Thomas, Vitarich Laboratories, Inc., a Florida corporation, Argan, Inc. ("Parent"), and Vitarich Laboratories, Inc., a Delaware corporation (formerly known as AGAX/VLI Acquisition Corporation)

Dear Kevin:

      This letter shall memorialize our agreement concerning adjustments to the Initial Stock Consideration and the Additional Stock Consideration (as such terms and all other capitalized terms used and not specifically defined herein are defined in the above-referenced Agreement and Plan of Merger (the "Merger Agreement")). Specifically, we hereby agree that, in consideration of your agreement to reconstitute the Additional Cash Consideration as subordinated debt, and in furtherance thereof to execute that certain Debt Subordination Agreement of even date herewith by and among you, Parent and Bank of America,
N.A.:

      1. The period within which an adjustment to the Initial Stock Consideration may occur as a result of Parent raising additional capital by issuance of Argan Stock pursuant to a public or private offering (hereinafter referred to as the "Adjustment Period") as set forth in Section 2.8 of the Merger Agreement is hereby extended to July 31, 2005, so that the Adjustment Period now shall be the period beginning with the Closing Date and ending on July 31, 2005;

      2. In addition to an adjustment to the Initial Stock Consideration as a result of Parent raising additional capital by issuance of Argan Stock pursuant to a public or private offering for a price less than $7.75 per share during the Adjustment Period, the Initial Stock Consideration shall also be adjusted in the event that Parent fails to raise additional capital by issuance of Argan Stock pursuant to a public or private offering during the Adjustment Period. In such event, the number of shares of Argan Stock issued to you as the Initial Stock Consideration pursuant to Section 2.3(a) of the Merger Agreement shall be adjusted to the number of shares of Argan Stock that would have been issued to you at Closing had the value of each share of Argan Stock been the trailing thirty (30) day average trading price per share of Argan Stock (that is, the average trading price per share of Argan Stock occurring during the thirty (30) day period ending on July 31, 2005), if any trades occurred during such thirty
(30) day period, or halfway between the weighted average bid and ask prices per share of Argan Stock during such thirty (30) day period, if no trades occurred during such thirty (30) day period, and Parent shall issue to you on the business day following the expiration of the Adjustment Period the number of additional shares of Argan Stock that would have been issued as a part of the Initial Stock Consideration at Closing had the value of Argan Stock been the trailing thirty (30) day average trading price per share of Argan Stock, or halfway between the weighted average bid and ask prices per share of Argan Stock during such thirty (30) day period, as the case may be; and

Mr. Kevin J. Thomas
January 28, 2005
Page 2

      3. Parent shall still issue to you the Additional Stock Consideration, valued at $7.75 per share of Argan Stock, on the Additional Consideration Payment Date as set forth in Section 2.4 of the Merger Agreement. Notwithstanding anything to the contrary contained in the Merger Agreement, the Additional Stock Consideration also shall be adjusted as follows: (A) if Parent raises additional capital by issuance of Argan Stock pursuant to a public or private offering for a price less than $7.75 per share during the Adjustment Period, then the number of shares of Argan Stock issued to you as the Additional Stock Consideration pursuant to Section 2.4 of the Merger Agreement shall be adjusted to the number of shares of Argan Stock that would have been issued to you on the Additional Consideration Payment Date had the value of each share of Argan Stock been the price per share of Argan Stock obtained in such public or private offering; and (B) if Parent fails to raise additional capital by issuance of Argan Stock pursuant to a public or private offering during the Adjustment Period, then the number of shares of Argan Stock issued to you as the Additional Stock Consideration pursuant to Section 2.4 of the Merger Agreement shall be adjusted to the number of shares of Argan Stock that would have been issued to you on the Additional Consideration Payment Date had the value of each share of Argan Stock been the trailing thirty (30) day average trading price per share of Argan Stock, if any trades occurred during such thirty (30) day period, or halfway between the weighted average bid and ask prices per share of Argan Stock during such thirty (30) day period, if no trades occurred during such thirty (30) day period. In either of such events, Parent shall issue to you on the business day following the expiration of the Adjustment Period the number of additional shares of Argan Stock that would have been issued as a part of the Additional Stock Consideration on the Additional Consideration Payment Date had the value of Argan Stock been the deemed value as set forth in clauses (A) or
(B) above, as the case may be.

      4. In no event shall the Initial Stock Consideration or the Additional Stock Consideration be adjusted as a result of Parent raising additional capital by issuance of Argan Stock pursuant to a public or private offering for a price greater than $7.75 per share during the Adjustment Period.

      Except as specifically set forth hereinabove, all of the terms, covenants and conditions of the Merger Agreement shall remain in full force and effect.

      If the above accurately reflects our understanding, please so indicate by signing both copies of this letter agreement where indicated below, keep one fully-executed copy for your files, and return the other fully-executed copy to me.

Mr. Kevin J. Thomas
January 28, 2005
Page 3

                                       Sincerely yours,

                                       ARGAN, INC.

                                       By: /s/ Rainer Bosselmann
                                           -------------------------------------
                                           Rainer Bosselmann
                                           Chairman and President

                                       VITARICH LABORATORIES, INC.
                                       a Delaware corporation

                                       By: /s/ Haywood Miller
                                           -------------------------------------
                                           Haywood Miller
                                           Vice President and Secretary

SEEN AND AGREED:

/s/ Kevin J. Thomas
----------------------------------
KEVIN J. THOMAS

cc:   David B. Law, Esq.
      Jeffery A. Bahnsen, Esq.